EXHIBIT 32.1

CERTIFICATION

In connection with the quarterly report of Findex.com, Inc. (the “company”) on Form 10-QSB/A for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Steven Malone, President and Chief Executive Officer of the company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that to my knowledge:

(1)	The Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the company at the end of the periods covered by the Periodic Report.

In Witness Whereof, the undersigned has set his hand hereto as of this 21stday of December, 2005.

By	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer